Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partners of

Wells Real Estate Fund I

We have audited the accompanying statement of changes in net assets in liquidation for the period January 1, 2008 through August 1, 2008 (date of liquidation). This financial statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 1 to the financial statement, effective April 1, 2007, the Partnership adopted the liquidation basis of accounting.

In our opinion, the financial statement referred to above present fairly, in all material respects, the statement of changes in net assets in liquidation for the period January 1, 2008 through August 1, 2008 (date of liquidation), in conformity with U.S. generally accepted accounting principles.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

August 1, 2008

WELLS REAL ESTATE FUND I

(A Georgia Public Limited Partnership)

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION

FOR THE PERIOD FROM JANUARY 1, 2008 TO AUGUST 1, 2008

Net assets in liquidation, January 1, 2008	$2,873,555
Changes in net assets in liquidation attributable to:
Net loss	(1,273,550)
Distributions to limited partners	(1,600,005)

Net assets in liquidation, August 1, 2008	$0

See accompanying note.

WELLS REAL ESTATE FUND I

(A Georgia Public Limited Partnership)

NOTE TO FINANCIAL STATEMENT

1.	NOTICE OF LIQUIDATION

Wells Real Estate Fund I (the “Partnership”) is a Georgia public limited partnership with Leo F. Wells, III and Wells Capital, Inc. (“Wells Capital”), a Georgia corporation, serving as its general partners (collectively, the “General Partners”). Wells Capital is a wholly owned subsidiary of Wells Real Estate Funds, Inc. Leo F. Wells, III is the president and sole director of Wells Capital and the president, sole director, and sole owner of Wells Real Estate Funds, Inc. The Partnership was formed on April 26, 1984 for the purpose of acquiring, developing, constructing, owning, operating, improving, leasing, and managing income-producing commercial properties for investment purposes.

The Partnership has disposed of all of its real estate assets and does not intend to invest in additional properties. Effective April 1, 2007, the first day of the quarter following the completion of the sale of all of its real estate assets, the Partnership adopted the liquidation basis of accounting, under which assets and liabilities are stated at their estimated net realizable values and net settlement amounts, respectively, and statements of operations, statements of cash flows, and statements of partners’ capital are no longer presented.

The litigation related to Partnership’s matters, which has previously been disclosed in the Partnership’s Form 10K as of and for the year ended December 31, 2007 and its Forms 10Q as of and for the three months ended March 31, 2008, has now been concluded in the Partnership’s favor, and the period for appeals has passed. As a result, the Partnership has taken steps to wind up its affairs by, among other things: (i) distributing the remaining cash reserves of approximately $77,500 and transferring all other assets and liabilities as of July 15, 2008 to Wells Capital, and (ii) making a liquidating distribution payment to limited partners of approximately $1.6 million on August 1, 2008. Wells Capital will use the remaining cash reserves to settle the outstanding net liabilities on behalf of the Partnership, including, but not limited to legal fees, audit and tax fees, printing and postage costs, and other administrative expenses. Further, the Partnership will be terminated in accordance with the relevant dissolution and termination provisions of the partnership agreement and the Georgia Uniform Limited Partnership Act. Specifically, on behalf of the Partnership, the General Partners intend to file (i) a Form 15 with the Securities and Exchange Commission in order to de-register the Partnership under the Securities Exchange Act of 1934, and (ii) a certificate of cancellation of the Partnership with the Superior Court of Gwinnett County, Georgia to implement the dissolution of the Partnership under state law.